As filed with the Securities and Exchange Commission on June 17, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANNER CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1691604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 S. First Avenue

Walla Walla, Washington 99362

(509) 527-3636

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Albert H. Marshall

Vice President

Banner Corporation

10 S. First Avenue

Walla Walla, Washington 99362

(509) 527-3636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of communications to:

John F. Breyer, Jr., Esq. Breyer & Associates PC 8180 Greensboro Drive, Suite 785 McLean, Virginia 22102 (703) 883-1100 (703) 883-2911 (fax)	Dave M. Muchnikoff, P.C. Craig M. Scheer, P.C. Silver, Freedman & Taff, L.L.P. 3299 K Street, N.W., Suite 100 Washington, D.C. 20007 (202) 295-4500 (202) 337-5502 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-164259

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)(2)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE(2)(3)
Common Stock (3)
Preferred Stock (4)
Depositary Shares (5)
Purchase Contracts (6)
Warrants (7)
Units(8)
Total	$22,500,000	100%	$22,500,000	$1,605

(1)	The $22,500,000 aggregate amount being registered is in addition to the $150,000,000 aggregate amount previously registered, all of which remains available for issuance, under our Registration Statement on Form S-3 (File No. 333-164259) initially filed on January 8, 2010 and amended by the pre-effective amendment thereto filed on March 19, 2010 (which increased the amount initially registered from $100,000,000 to $150,000,000). In no event will the aggregate initial offering price of all securities issued exceed $172,500,000. The registered securities may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. The registered securities may be sold separately, together or as units with other registered securities.
(2)	Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D. to Form S-3 under the Securities Act and Rule 457(o) under the Securities Act.
(3)	Subject to note (1) above, we are registering an indeterminate number of shares of common stock. We are also registering an indeterminate number of shares of common stock as may be issuable upon conversion of the preferred stock or upon exercise of warrants registered hereby.
(4)	Subject to note (1) above, we are registering an indeterminate number of shares of preferred stock as may be sold from time to time by us. We are also registering an indeterminate number of shares of preferred stock as shall be issuable upon exercise of warrants registered hereby
(5)	Such indeterminate number of depositary shares to be evidenced by depositary receipts, representing a fractional interest of a share of preferred stock.
(6)	Subject to note (1) above, we are registering an indeterminate number of purchase contracts, which may require the holder thereof to purchase or sell: (i) our common stock, preferred stock or depository shares; (ii) securities of an entity unaffiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing; (iii) currencies; or (iv) commodities.
(7)	Subject to note (1) above, we are registering an indeterminate number of warrants representing rights to purchase shares of common stock or preferred stock or depositary shares registered hereby.
(8)	Subject to note (1) above, we are registering an indeterminable number of units, which will be comprised of two or more of the securities registered hereby in any combination.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV.A to Form S-3.

This Registration Statement relates to the registration statement on Form S-3 (Registration No. 333-164259) (the “Prior Registration Statement”) initially filed by the Registrant on January 8, 2010, amended by the pre-effective amendment thereto filed on March 19, 2010 and declared effective by the Commission on March 30, 2010, and is being filed for the purpose of increasing the dollar amount of securities registered under the Prior Registration Statement by $22,500,000. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated herein by reference in their entirety.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement. The following exhibits are filed herewith:

Exhibit Number	Description of Document
5.1	Opinion of Breyer & Associates PC

23.1	Consent of Moss Adams LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5.1)

24.1	Power of attorney (1)

(1)	Previously filed on the signature page to the Prior Registration Statement and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Walla Walla, State of Washington, on the 17th day of June, 2010.

BANNER CORPORATION

By:	/s/ D. Michael Jones
D. Michael Jones Chief Executive Officer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ D. Michael Jones	/s/ Lloyd W. Baker
D. Michael Jones Chief Executive Officer and Director (Principal Executive Officer) Date: June 17, 2010	Lloyd W. Baker Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer) Date: June 17, 2010

/s/ Mark J. Grecovich	*
Mark J. Grecovich President and Director Date: June 17, 2010	Robert D. Adams Director Date: June 17, 2010

*	*
Gordon E. Budke Director Date: June 17, 2010	David B. Casper Director Date: June 17, 2010

*	*
Edward L. Epstein Director Date: June 17, 2010	Jesse G. Foster Director Date: June 17, 2010

*	*
David A. Klaue Director Date: June 17, 2010	Constance H. Kravas Director Date: June 17, 2010

*	*
Robert J. Lane Director Date: June 17, 2010	John R. Layman Director Date: June 17, 2010

*	*
Dean W. Mitchell Director Date: June 17, 2010	Brent A. Orrico Director Date: June 17, 2010

*	*
Wilber E. Pribilsky Director Date: June 17, 2010	Gary Sirmon Director Date: June 17, 2010

*
Michael M. Smith Director Date: June 17, 2010

*By:	/s/ D. Michael Jones
D. Michael Jones Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Breyer & Associates PC

23.1	Consent of Moss Adams LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5.1)

24.1	Power of attorney(1)

(1)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-164259) initially filed by the Registrant with the Securities and Exchange Commission on January 8, 2010 and incorporated herein by reference.

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